Exhibit 99.B(d)(2)(iv)

October 31, 2008

Michael Gioffre

Senior Vice President

ING Investment Management Co.

10 State House Square

Hartford, CT 06103-3607

Dear Mr. Gioffre:

Pursuant to the Sub-Advisory Agreement dated March 1, 2002 between ING Investments, LLC and ING Investment Management Co., as amended (the “Agreement”), we hereby notify you of our intention to retain you as Sub-Adviser to render investment advisory services to ING U.S. Government Money Market Portfolio (the “Portfolio”), effective October 31, 2008, a series of ING Variable Portfolios, Inc., upon all of the terms and conditions set forth in the Agreement.  Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Portfolio to the Amended Schedule A of the Agreement.  The Amended Schedule A, with the annual sub-advisory fees indicated for the Portfolio, is attached hereto.

Please signify your acceptance to act as Sub-Adviser for the Portfolio by signing below where indicated.

Very sincerely,

/s/ Todd Modic
Todd Modic
Senior Vice President
ING Investments, LLC

ACCEPTED AND AGREED TO:

ING Investment Management Co.

By:	/s/ Daniel Wilcox
Name:	Daniel Wilcox
Title:	, Duly Authorized

7337 E, Doubletree Ranch Rd.	Tel: 480-477-3000	ING Investments, LLC
Scottsdale. AZ 85258-2034	Fax: 480-477-2744
www.ingfunds.com

AMENDED SCHEDULE A

with respect to the

SUB-ADVISORY AGREEMENT

between

ING INVESTMENTS, LLC,

and

ING INVESTMENT MANAGEMENT CO.

Series	Effective Date	Annual Sub-Advisory Fee

ING Global Equity Option Portfolio	August 20, 2008	0.045%

ING International Index Portfolio	March 4, 2008	0.1710% on all assets

ING Morningstar U.S. Growth Index Portfolio	April 28, 2008	0.1395% on all assets

ING Opportunistic LargeCap Growth Portfolio		0.270%

ING Opportunistic LargCap Value Portfolio		0.270%

ING Russell™ Global Large Cap Index 85% Portfolio	August 20, 2008	0.21% on all assets

ING Russell™ Large Cap Index Portfolio	March 4, 2008	0.1125% on all assets

ING Russell™ Mid Cap Index Portfolio	March 4, 2008	0.1395% on all assets

ING Russell™ Small Cap Index Portfolio	March 4, 2008	0.1485% on all assets

ING U.S. Government Money Market Portfolio	October 31, 2008	0.158% on first $1 billion 0.146% on the next $2 billion 0.135% in excess of $3 billion

ING VP Index Plus LargeCap Portfolio		0.158%

ING VP Index Plus MidCap Portfolio		0.180%

ING VP Index Plus SmallCap Portfolio		0.180%

ING VP Small Company Portfolio		0.338%

Series	Effective Date	Annual Sub-Advisory Fee

ING WisdomTreeSM Global High-Yielding Equity Index Portfolio	January 16, 2008	0.21% on all assets